EXHIBIT 2.3


                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION

                                       of

                                    JBO, INC.
                              A Nevada Corporation
                          (the "Surviving Corporation")



     Pursuant to the provisions of Title 7, Chapter 78 of the nevada Revised Statues, the undersigned officers do hereby certify:

     1.   The name of the corporation is JBO, INC. (the "Corporation").

     2. The name of the Corporation is hereby amended to LEBLANC PETROLEUM, INCORPORATED.

     3.   The aggregate number of shares the Corporation shall have authority to
          issue  is  increased  from  10,000,000   shares  of  common  stock  to
          25,000,000 shares of common stock with a par value of 0.001.

     4. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

     5.   The amendment was adopted the 3rd day of December 2001.

     6.   The  board  of  directors  with   shareholder   approval  adopted  the
          amendment.



          DATED as of this 3rd day of December, 2001

                                                JBO, INC., a Nevada corporation


                                                By: /s/ Gordon M. LeBlanc, Jr.
                                                --------------------------------
                                                        Gordon M. LeBlanc, Jr.

                                                Its: CEO/President


                                                By: /s/ Marilyn K. LeBlanc
                                                --------------------------------
                                                        Marilyn K. LeBlanc

                                                Its: Secretary


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STATE OF ARIZONA           )
                           ) ss.
County of Maricopa         )

     On December 4th, 2001, personally appeared before me, a Notary Public, for the State and County aforesaid, Gordon M. LeBlanc, Jr., and Marilyn K. LeBlanc, CEO/President and Secretary of JBO, Inc., respectively,who acknowledged that they executed the above instrument.

                                                            /s/ Marian B. Creel
                                                            --------------------
                                                                Notary Public
My Commission Expires: March 24, 2003

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